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EXHIBIT 3.2
                                    BYLAWS
                                      OF
                     INLAND NORTHWEST BANCORPORATION, INC.
                           (As revised May 21, 1996)

                                   ARTICLE I

                            Stockholders' Meetings
                            ----------------------

  Section 1. Annual meeting. The annual meeting of the shareholders shall be
  ---------  --------------
held on the third Tuesday in the month of Nay in each year (or on the next business day if that day be a legal holiday) at the hour of 7:30 p.m., or such other date and time an the directors deem appropriate for the election of directors and the transaction of such other business as may come before the meeting. The failure to hold an annual meeting at the time stated in thin Article does not effect the validity of any corporate action.

  Section 2. Special Meeting. Special meetings of the shareholders may be called
  ---------  ---------------
at any time by the President or by resolution adopted by more than fifty percent (50%) of the entire Board of Directors. Upon receipt of a written request from shareholders holding in the aggregate one-tenth (1/10) of the number of shares entitled to vote on any issue proposed to be considered at the meeting, it shall be the duty of the Secretary or other person duly authorized, to call a special meeting of shareholders to be held at the principal office of the Corporation at such time as the Secretary or other duly authorized person may fix; the notice of such meeting shall comply with the requirements set forth in Section 4 of this Article and shall further state the purpose or purposes for which the meeting is called. If the Secretary or other duly authorized person shall neglect or refuse to issue such call, the shareholders making the request may do so.

  Section 3. Place of Meeting. The annual meeting of shareholders or any special
  ---------  ----------------
meeting of shareholders shall be held at the principal office of the Corporation in Spokane, Washington or at such other place either within or without the State of Washington as may be determined by the Board of Directors.

  Section 4. Notice of Meetings. Except as otherwise required or permitted by
  ---------  ------------------
the laws of the State of Washington, notice of the time and place of each meeting of shareholder, whether annual or special, shall be given to each shareholder of record entitled to vote at such meeting not less than ten (10) (unless a greater period of notice is required by law in a particular case) nor more than sixty (60) days before the date of such meeting, by mailing such notice in a postage-prepaid

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envelope addressed to the shareholder at the address appearing on the stock transfer books of the Corporation.

  Section 5. Waivers of Notice. A shareholder may waive any notice required to
  ---------  -----------------
be given by these Bylaws, or the Articles of Incorporation of this Corporation or any of the corporate laws of the State of Washington, before or after the meeting that is the subject of such notice. A valid waiver is created by any of the following three (3) methods:

     (a) In writing, signed by the shareholder entitled to the notice and delivered to the Corporation for inclusion in its corporate records;

     (b) Attendance at the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; or

     (c) Failure to object at the time of presentation of a matter not within the purpose or purposes described in the meeting notice.

  Section 6. Quorum. Unless otherwise provided in the Articles of Incorporation,
  ---------  ------
the presence in person or by proxy duly authorized, of the holders of the majority of the shares entitled to vote on a matter shall constitute a quorum of that voting group for action on that matter; if a quorum exists, action on a matter is approved by a voting group if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the question is one upon which by express provision of law or of the Articles of Incorporation or of these Bylaws a different vote is required. If there is less than a quorum, the holders of a majority of the shares so represented may adjourn the meeting from time to time.

  Once a share is represented at a meeting, other than to object holding the meeting or transacting business, it is deemed to be present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. At such reconvened meeting, any business may be transacted which might have been transacted at the meeting as originally notified.

  Section 7. Voting, Proxies, and Record Date. Unless otherwise provided in the
  ---------  --------------------------------
Articles of Incorporation or in the rights, preferences and designations adopted for any shares of preferred stock that may be issued, every shareholder of record shall be entitled to one (1) vote per share on each matter submitted to a vote at any meeting of shareholders. No proxy shall be valid after eleven (11) months from the date of its execution, unless such proxy provides for a longer period. The Board of Directors may fix in advance a record date for the determination of shareholders

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entitled to vote at such meeting, or for any other purpose. No share of stock shall be voted at any meeting which shall have been transferred on the records of the Corporation subsequent to the record date fixed herein and prior to the date of the meeting. When a determination of the shareholders entitled to vote at any meeting of shareholders has been made, such determination shall apply to any adjournment thereof.

  The Board of Directors, or, if the Board shall not have made the appointment, the Chairman presiding at any meeting of shareholders, shall have power to appoint two (2) or more persons to act as inspectors or tellers, to receive, canvass, and report the votes cast by the stockholders at such meeting; but no candidate for the office of director shall be appointed as inspector or teller at any meeting for the election of directors.

  Section 8. Notice of Shareholder Business. At an annual meeting of the
  ---------  ------------------------------
shareholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation who complies with the notice procedures set forth in this Article I, Section 8. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholders notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than thirty (30) days nor more than sixty (60) days prior to the meeting; provided, however, that in the event that less than forty (40) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the shareholder and (d) any material interest of the shareholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Article I, Section 8. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before

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the meeting and in accordance with the provisions of this Article I, Section 8, and if he should 80 determine, he shall 80 declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

  Section 9. Notice of Shareholder Nominees. Only persons who are nominated in
  ---------  ------------------------------
accordance with the procedures set forth in the Bylaws shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation entitled to vote for the election of Director. at the meeting who complies with the notice procedures set forth in this Article I, Section 9. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than thirty (30) days nor more than sixty (60) days prior to the meeting; provided, however, that in the event that less than forty (40) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving an a Director if elected); and (b) as to the shareholder giving the notice (i) the name and address, an they appear on the Corporation's books, of such shareholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation that information required to be net forth in a shareholder's notice of nomination which pertains to the nominee. No person shall be eligible for election an a Director of the Corporation unless nominated in accordance with the procedures set forth in the Bylaws. The Chairman of the meeting shall, if the facts warrant' determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the

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Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

                                  ARTICLE II

                              Board of Directors
                              ------------------

  Section 1. Powers of Directors. All corporate powers shall be exercised by or
  ---------  -------------------
under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

  Section 2. Number and Term of Office. The business affairs and property of the
  ---------  -------------------------
Corporation shall be managed under the direction of the Board of Directors; the number of directors shall be determined by the directors and shall be not less than nine (9) nor more than fifteen (15). The number of directors may at any time be increased or decreased by the Board of Directors at any regular or special meeting. The directors shall be elected for a term of three (3) years with the directors divided into three (3) classes, approximately equal in number. One class of directors shall be elected at each annual shareholder meeting in accordance with the procedure for staggered terms set forth in
Article VII of the Articles of Incorporation. Each director shall continue in office until his successor shall have been elected and qualified, or until death, resignation or removal. A person will not be qualified for election as a director if he or she will attain the age of seventy-five (75) prior to the end of the term.

  Section 3. Place of Meeting. Meetings of the Board of Directors may be held
  ---------  ----------------
either within or without the State of Washington.

  Section 4. Regular Meetings. A regular meeting of the Board of Directors shall
  ---------  ----------------
be held on the third Tuesday of each month at the hour of 3:00 p.m. at the conference room of the Corporation or at such other time and place as a majority of the directors may determine. The Board of Directors may, by resolution adopted by the affirmative vote of a majority of the whole Board, from time to time, appoint the time and place for holding regular meetings of the Board if it be deemed advisable and such regular meetings shall be held at the time and place so appointed, without the giving of any special notice with regard thereto. In case the day appointed for a regular meeting shall fall upon a legal holiday, such meeting shall be held on the next following day not a legal holiday, at the regularly appointed hour. Except as otherwise provided in the Bylaws, any type of business may be transacted at any regular meeting. Any director who fails to attend nine (9) regular meetings in any twelve (12) month period will be asked to resign.

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  Section 5. Special Meetings. Special meetings of the Board of Directors shall
  ---------  ----------------
be held whenever called by the President, or by a majority of the directors. Notice of any such meeting or any adjournment thereof shall be mailed to each director, addressed to him or her at his or her residence or usual place of business, not later than five (5) days before the day on which the meeting is to be held, or shall be sent to him or her at such place by telegraph, or be delivered personally or by telephone, not later than three (3) days prior to such day of meeting. Notice of any meeting of the Board need not, however, be given to any director if notice in waived in writing or if the director shall be present at the meeting. Any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given if all the members shall be present thereat except as otherwise provided in the Bylaws or as may be indicated in the notice thereof, and any and all business may be transacted at any special meeting.

  Section 6. Quorum and Manner of Acting. A majority of the number of directors
  ---------  ---------------------------
shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the Directors present may adjourn any meeting, from time to time, until a quorum is present.

  Section 7. Resignations. Any director of the Corporation may resign at any
  ---------  ------------
time by giving written notice thereof to the President or Secretary. Such resignation shall take effect at the time specified therefor; and, unless otherwise specified with respect thereto, the acceptance of such resignation shall not be necessary to make it effective.

  Section 8. Vacancies. Whenever any vacancy shall occur in the Board of
  ---------  ---------
Directors, by reason of death, resignation, or increase in the number of directors or otherwise, it may be filled by a majority of the remaining directors, though less than a quorum, for the balance of the term except that, in the case of an increase in the number of directors, such vacancy may be filled only until the next annual meeting of shareholders, at which time the vacancy shall be filled by vote of the shareholders.

  Section 9. Compensation. The Board of Directors shall have the power to
  ---------  ------------
determine compensation of officers. The directors shall receive such compensation for their services as directors and as members of any committee appointed by the Board as may be prescribed by the Board of Directors and shall be reimbursed by the Corporation for ordinary and reasonable

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expenses incurred in the performance of their duties, as shall be authorized in advance by the Board of Directors.

  Section 10. Presumption of Assent. A director of this Corporation who is
  ----------  ---------------------
present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless:

     (a) The director objects at the beginning of the meeting, or promptly upon the director's arrival, to holding it or transacting business at the meeting;

     (b) The director's dissent or abstention from the action taken is entered in the minutes of the meeting; or

     (c) Unless the director shall file written dissent or abstention with the presiding officer of the meeting before its adjournment or to the Corporation within a reasonable time after adjournment of the meeting.

The right of dissent or abstention is not available to a director who votes in favor of the action taken.

  Section 11. Meetings. At meetings of the Board of Directors, the Chairman
  ----------  --------
shall preside, or the President if the Chairman cannot be present. Meetings of the Board of Directors or of any committees thereof may be held by conference telephone or similar communication equipment so long as all participants can hear each other and participate in discussion without restriction. Action also may be taken by written consent, in the absence of a meeting, in accordance with applicable provisions of the laws of the State of Washington.

  Section 12. Committees. The Board of Directors, by resolution adopted by a
  ----------  ----------
majority of the Board of Directors, may designate from among its members an Audit Committee, Nominating Committee, Investment Committee, Loan Committee, Compensation Committee, Executive Committee, and one or more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors on those matters referred to such committee. An employee of the Corporation may not serve as a member of the Audit or Compensation Committees. A majority of the Nominating Committee shall consist of directors who are not employees of the Corporation. The President and Chairman shall be ex officio members of all committees. No such committee shall have the authority to (1) authorize distributions or the issuance of shares, unless a resolution of the Board of Directors, or these Bylaws, or Articles of Incorporation expressly so provide; (2) approve or recommend to

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shareholders actions or proposals required by the statute to be approved by shareholders; (3) fill vacancies on the Board of Directors or any committee thereof; (4) amend the Bylaws; (5) fix compensation of any Director for serving on the Board of Directors or on any committee; (6) approve a plan of merger, consolidation, or exchange of shares not requiring shareholder approval; (7) appoint other committees of the Board of Directors or the members thereof; or
(8) adopt resolutions to amend the Articles of Incorporation.

                                  ARTICLE III

                                   Officers
                                   --------

  The officers of the Corporation shall be the Chairman of the Board of Directors, a President (who shall also be Chief Executive Officer), a Cashier-Treasurer, and a Secretary. Persons elected to those offices by the Board of Directors shall serve at the will of the Board of Directors and continue in office until such time as their successors are elected and qualified. Any two
(2) of the foregoing officers may be united in one (1) person except President and Secretary. A Vice President or Vice Presidents may be added from time to time as determined by the Board of Directors who may also appoint one (1) or more Assistant Secretaries and one (1) or more Assistant Treasurers.

  The Chairman of the Board of Directors shall preside at all meetings of the shareholders and of the Board of Directors and shall have such further duties and responsibilities as the Board of Directors may determine. The President, subject to the general supervision and control of the Board of Directors, shall be responsible for the affairs of the Corporation and shall perform such other duties as may be assigned to that office from time to time by the Board of Directors.

  The Secretary shall issue notices for all meetings, shall have charge of the seal and the corporate books, shall sign with the President such instruments as require such signature and shall perform such other duties as are incident to that office or are particularly required of that office by the Board of Directors.

  The Cashier-Treasurer shall have the custody of monies and securities of the Corporation and shall perform all duties incident to this office or that are particularly required of this office by the Board of Directors.

  The Vice Presidents, Assistant Secretaries and Assistant Treasurers shall perform the duties of the President, Secretary or Cashier-Treasurer during their inability to act; such officer shall

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have such other and further powers and perform such other and further duties as may be assigned to that officer or them, respectively, by the Board of Directors.

                                  ARTICLE IV

                                Indemnification
                                ---------------

  Section 1. Right to Indemnification. Each individual who was or is made a
  ---------  ------------------------
party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or officer of the Corporation or, that while serving as a Director or officer of the Corporation, he or she is or was; also serving at the request of the Corporation as a Director, officer, partner, trustee, employee or agent of another foreign or domestic corporation or of a foreign or domestic partnership, Joint venture, trust, employee benefit plan or other enterprise (hereinafter an "indemnitee"), whether the basis of a proceeding is alleged action in an official capacity as much a Director, officer, employee, partner, trustee, or agent or in any other capacity while serving as such a Director, officer, employee, partner, trustee, or agent, shall be indemnified and held harmless by the Corporation to the full extent permitted by the Articles of Incorporation and by applicable law as then in effect, against all expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a Director, officer, employee, partner, trustee, or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that no indemnification shall be provided to any such indemnitee if the Corporation is prohibited by the Articles of Incorporation or by the Washington Business Corporation Act or other applicable law as then in effect from paying such indemnification; and provided, further, that except as provided in Section 2 of this Article with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if a proceeding (or part thereof) was authorized or ratified by the Board. The right to indemnification conferred in this Section 1 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition (hereinafter an "advancement of

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expenses"). Any advancement of expenses shall be made only upon delivery to the
Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts no advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section 1 and upon delivery to the Corporation of a written affirmation (hereinafter an "affirmation") by the indemnitee of his or her good faith belief that such indemnitee has met the standard of conduct necessary for indemnification by the Corporation pursuant to this Article.

  Section 2. Right of Indemnitee to Bring Suit. If a claim under Section 1 of
  ---------  ---------------------------------
this Article is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period Shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part, in any such suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee Shall be entitled to be paid also the expense of prosecuting or defending such suit. The indemnitee shall be presumed to be entitled to indemnification under this Article upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking and affirmation have been tendered to the Corporation) and thereafter the Corporation shall have the burden of proof to overcome the presumption that the indemnitee is 80 entitled. Neither the failure of the Corporation (including the Board, independent legal counsel or the Shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances nor an actual determination by the Corporation (including the Board, independent legal counsel or the Shareholders) that the indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the indemnitee is not so entitled.

  Section 3. Nonexclusivity of Rights. The right to indemnification and the
  ---------  ------------------------
advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or Bylaws of the Corporation, general or specific action of the Board, contract or otherwise.

  Section 4. Insurance, Contracts and Funding. The Corporation may maintain
  ---------  --------------------------------
insurance, at its expense, to protect itself and any individual who is or was a Director, officer, employee or agent

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of the Corporation or who, while a Director, officer, employee or agent of the
Corporation is or was serving at the request of the Corporation as a Director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss asserted against or incurred by the individual in that capacity or arising from the individual's status as a Director, officer, employee or agent, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Washington Business Corporation Act. The Corporation may enter into contracts with any Director, officer, employee or agent of the Corporation in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Section.

  Section 5. Indemnification of Employees and Agents of the Corporation. The
  ---------  ----------------------------------------------------------
Corporation may, by action of the Board, grant rights to indemnification and advancement of expenses to employees and agents of the Corporation with the same scope and effect as the provisions of this Article with respect to the indemnification and advancement of expenses of Directors and officers of the Corporation or pursuant to rights granted pursuant to, or provided by, the Washington Business Corporation Act or otherwise.

  Section 6. Persons Serving Other Entities. Any individual who is or was a
  ---------  ------------------------------
Director, officer or employee of the Corporation who, while a Director, officer or employee of the Corporation, is or was serving (a) as a Director or officer of another foreign or domestic corporation of which a majority of the shares entitled to vote in the election of its Directors is held by the Corporation or
(b) in an executive or management capacity in a foreign or domestic partnership, joint venture, trust or other enterprise of which the Corporation or a wholly owned subsidiary of the Corporation is a general partner or has a majority ownership shall be deemed to be 80 serving at the request of the Corporation and entitled to indemnification and advancement of expenses under Section 1 of this Article.

                                   ARTICLE V

                          Stock and Transfer of Stock
                          ---------------------------

  Section 1. Stock Certificate. Every shareholder shall be entitled to a
  ---------  -----------------
certificate signed by the President or Vice President and the Secretary or Assistant Secretary of the Corporation, certifying

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

the number of shares owned by the shareholder in the Corporation. The seal of the Corporation shall be affixed to the certificate.

  Section 2. Transfers of Stock. Shares of stock may be transferred by delivery
  ---------  ------------------
of the certificates therefor, accompanied either by an assignment in writing on the back of the certificates or by written power of attorney to sell, assign, and transfer the same, signed by the record holder thereof; but no transfer shall affect the right of the Corporation to pay any dividend upon the stock to the holder of record thereof or to treat the holder of record as the holder in fact thereof for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the books of the Corporation.

  Section 3. Lost Certificates. In case any certificates of stock shall be lost,
  ---------  -----------------
stolen, or destroyed, the Board of Directors, in its discretion, may authorize the issuance of a substitute certificate in place of the certificate 80 lost, stolen or destroyed; provided, that in each such case, the applicant for a substitute certificate shall furnish to the Corporation evidence satisfactory to the Corporation, in its discretion, of the loss, theft, or destruction of such certificate and of the ownership thereof, and also such security, or indemnity, as may be by it required.

  Section 4. Record Date. The Board of Directors is authorized, from time to
  ---------  -----------
time, to fix in advance a date, not more than seventy (70) nor less than ten
(10) days preceding the date of any meeting of shareholders or the date for the payment of any dividend or the date of the allotment of rights or the date when any change or conversion or exchange of stock shall go into effect, as a record date for the determination of the shareholders entitled to notice and to vote at such meeting or entitled to receive payment of any such dividend, or to any such allotment of right or to exercise the rights with respect to any much change, conversion or exchange of stock, as the case may be; and, in such case, such shareholders, and only such shareholders as shall be shareholders of record on the date so fixed, shall be entitled to notice of and to vote at such meeting, or to receive payment of such and to vote at such meeting, or to receive payment of such dividend, or to receive such allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

  The Board of Directors is also authorized, from time to time, when by it deemed necessary or advisable for the purpose, to prescribe a period of not more than seventy (70) nor less than ten

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(10) days at any one time during which no transfer of stock on the books of the
Corporation may be made.

                                  ARTICLE VI

                                  Amendments
                                  ----------

  These Bylaws may be repealed or amended and new Bylaws adopted at any regular meeting or special meeting of the Board of Directors. The Board of Directors may adopt, alter, amend or repeal such Bylaws as shall be necessary for the regulation and management of the affairs of the Corporation and which shall be consistent with the laws of the State of Washington and the Articles of Incorporation.

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